UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

    Merrill Lynch & Co., Inc.

(Exact name of Registrant as specified in its charter)

Delaware	13-2740599
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4 World Financial Center, New York, New York     10080

(Address of principal executive offices)               (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing a 1/1200th Interest in a Share of Floating Rate Non-Cumulative Preferred Stock, Series 5	The New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☐

Securities Act registration statement file number which this form relates: 333-132911

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

The description of the general terms and provisions of the Floating Rate Non-Cumulative Preferred Stock, Series 5, par value $1.00 per share (the “Preferred Stock”) of Merrill Lynch & Co., Inc. (the “Registrant”) and the description of the Registrant’s Depositary Shares, each representing a 1/1200th interest in a share of Preferred Stock (the “Depositary Shares”), to be registered hereunder is incorporated herein by reference to the Term Sheet, dated March 15, 2007, to the descriptions included under the captions “Description of the Offered Preferred Stock” and “Description of Depositary Shares” in the Product Supplement dated March 12, 2007, to the descriptions included under the captions “Description of Preferred Stock” and “Description of Depositary Shares” in the general Prospectus Supplement dated March 31, 2006, and to the Prospectus dated March 31, 2006, each included as part of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-132911). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Depositary Shares shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

List below all exhibits to be filed as part of the registration statement:

1.	Certificate of Designations of the Registrant establishing the rights, preferences, privileges, qualifications, restrictions and limitations relating to Preferred Stock (incorporated by reference to Exhibits 3.6 and 4.5 of Registrant’s Current Report on Form 8-K dated March 20, 2007).

2.	Form of Deposit Agreement with respect to the Depositary Shares (including the form of Depositary Receipt to be issued thereunder) (incorporated by reference to Exhibit 2 of Registrant’s Registration Statement on Form 8-A dated November 14, 2005).

3.	Form of certificate representing the Preferred Stock.

4.	Form of Depositary Receipt (attached as Exhibit A to Exhibit 2 hereto).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MERRILL LYNCH & CO., INC. (Registrant)

By:	/S/ ANA SILVA
Ana Silva Assistant Secretary

Date: March 16, 2007

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